UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2011

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1560 West 190th Street, Torrance, California		90501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective June 20, 2011, the registrant entered into a Nomad Adviser and Broker Agreement with Daniel Stewart & Company Plc ("Daniel Stewart") pursuant to which the registrant appointed Daniel Stewart as its Nominated Adviser and Broker for the purposes of the AIM Rules and the AIM Rules for Nominated Advisers. The agreement has a one-year term and provides for the payment of an annual retainer of £45,000 plus certain pre-approved out of pocket expenses.

Item 1.02 Termination of a Material Definitive Agreement.

Effective as of the appointment of Daniel Stewart as the nominated adviser for the registrant, the Nominated Adviser and Broker Agreement between the registrant, its directors and Investec Bank (UK) Limited, dated July 19, 2005, was terminated.

Item 8.01 Other Events.

The registrant’s annual meeting of shareholders, previously scheduled for June 21, 2011, has been cancelled. Although the registrant anticipates holding an annual meeting within calendar year 2011, the date therefore has not yet been determined.

A copy of the press release relating to the matters described under items 1.01, 1.02 and 8.01 above is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Item 99.1 Press release dated June 20, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

June 20, 2011	By:	/s/ Michael Staran

Name: Michael Staran
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 20, 2011